UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

Virgin Islands, British	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 ANZA BLVD SUITE 109
BURLINGAME, California		94010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2024, Roadzen Inc. (the “Company”) entered into two separate binding term sheets with related parties to cancel approximately $3.5 million of short-term debt in exchange for ordinary shares of the Company to be issued in the future. Pursuant to the provisions of the respective term sheets, the Company will enter into subscription agreements (“Subscription Agreements”) with Marco Polo Securities, Inc. (“Marco Polo”), Pi Capital International LLC (“Pi Capital”) and Avacara PTE Ltd. (“Avacara”; Marco Polo, Pi Capital and Avacara collectively the “Creditors”). The Chairman of the Board of the Company, Steven Carlson, is the principal owner of Marco Polo and Pi Capital. The Company’s CEO, Rohan Malhotra, is the principal owner and Managing Partner of Avacara, a significant shareholder of the Company.

The binding term sheets provide for the Company to issue, pursuant to the Subscription Agreements (when entered into), a number of its ordinary shares (collectively, the “Exchange Shares”) equal to $2.5 million for Marco Polo and Pi Capital in the aggregate, and $938,000 for Avacara, each divided by the price per share equal to the greater of (1) $2.80 and (2) the 30 trading-day trailing Volume-Weighted Average Price (“VWAP”) of the ordinary shares as reported by Bloomberg at the close of trading on the 33rd trading day after the day that the Company files its Form 10-Q for the first quarter of its fiscal 2025 (which 33rd day (referred to as the “Issuance Date”) is anticipated to be on or about September 16, 2024). The Subscription Agreements will include piggy-back registration rights, as well as demand registration rights creating an obligation by the Company to register the shares to be issued, with the Company to use its best efforts to complete the demand registration within 90 days after the Issuance Date if no piggy-back registration has occurred. As of the Issuance Date the shares, at the option of each of the Creditors, may be transferable to the Creditors’ brokerage account. The binding term sheets also provide that each of the Creditors will enter into a side letter agreeing not to sell any of the Exchange Shares except that, if a resale registration statement with respect to the Exchange Shares is effective, 30% of the Exchange Shares will be salable as of the 91st day after the Issuance Date, another 30% will be salable on the 181st day after the Issuance Date and the remainder will be salable as of one day after the nine month anniversary of the Issuance Date.

The foregoing description of the term sheets does not purport to be complete and is qualified in its entirety by reference to the full text of the term sheets, a copy of the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Exchange Shares have been offered and will be sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 7.01 Regulation FD Disclosure.

On July 18, 2024, the Company issued a press release regarding the matters discussed in Item 1.01 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

10.1	Form of Binding Term Sheets dated as of July 18, 2024.
99.1	Press Release issued July 18, 2024.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	July 22, 2023	By:	/s/ Jean-Noël Gallardo
Name: Jean-Noël Gallardo Title: Chief Financial Officer